Exhibit 99.1

UMB Financial Corporation 1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com	News Release

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter 2024 Net Income of $110.3 Million and Net Operating Income(i) of $120.7 Million.

UMB investment community call today, Monday, April 29, at 7:30 a.m. (CT) / 8:30 a.m. (ET)

First Quarter 2024 Financial Highlights

•	GAAP net income of $110.3 million, or $2.25 per diluted share.

•	Net operating income(i) of $120.7 million, or $2.47 per diluted share.

•	Average loans increased 4.2% on a linked-quarter, annualized basis, to $23.4 billion.

•	Average loans increased $2.1 billion, or 9.8%, as compared to the first quarter of 2023.

•	Average deposits increased 10.4% on a linked-quarter, annualized basis, to $33.5 billion.

•	Net interest income increased 3.9% from the linked quarter.

•	Net interest margin was 2.48%, an increase of two basis points from the linked quarter.

•	Noninterest income increased 22.3% from the first quarter of 2023, equal to 39.9% of total revenue.

•	Credit quality remained strong, with net charge-offs of just 0.05% of average loans.

KANSAS CITY, Mo. (April 29, 2024) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the first quarter of 2024 of $110.3 million, or $2.25 per diluted share, compared to $70.9 million, or $1.45 per diluted share, in the fourth quarter of 2023 (linked quarter) and $92.4 million, or $1.90 per diluted share, in the first quarter of 2023. The results for the first quarter of 2024 and the fourth quarter of 2023 include pre-tax expense of $13.0 million and $52.8 million, respectively, for the industry-wide FDIC special assessment.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $120.7 million, or $2.47 per diluted share, for the first quarter of 2024, compared to $112.0 million, or $2.29 per diluted share, for the linked quarter and $92.8 million, or $1.91 per diluted share, for the first quarter of 2023. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $157.5 million, or $3.22 per diluted share, for the first quarter of 2024, compared to $134.9 million, or $2.76 per diluted share, for the linked quarter, and $135.4 million, or $2.78 per diluted share, for the first quarter of 2023. These operating PTPP results represent increases of 16.7% on a linked-quarter basis and 16.3% compared to the first quarter of 2023.

“Our 2024 is off to a great start, with strong first quarter financial results driven by balance sheet and net interest income growth, net interest margin expansion, double-digit growth in our fee income revenue, and stable credit metrics,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“Our performance validates the perspective I shared earlier this year that the dramatized and highly exaggerated regional bank crisis from a year ago—and similar frenzy over idiosyncratic commercial real estate headlines earlier this year—do not apply to the whole regional banking industry, which remains on strong footing. As students of history, we believe in gravity and that what goes up will eventually come down. We run the company based on this expectation.

While indications suggest the economy is on reasonably stable footing, persistently high inflation, an upcoming presidential election cycle, and a potential ‘No Landing’ scenario may dictate a constrictive Federal Reserve monetary policy that could pose economic challenges.

In the first quarter of 2024, average loans increased 9.8% to $23.4 billion, while average deposits increased $2.0 billion or 6.2%, from one year ago. Our financial metrics demonstrate our borrowers and depository clients remain cautiously optimistic and selective with their investments. The overall loan portfolio remains healthy as exemplified by net charge-offs averaging less than 10 basis points in each of the past seven quarters, and non-performing loans at a meager eight basis points of total loans. Also of note for the quarter is that we closed on the purchase of a co-branded credit card portfolio partnership with Rural King, a preeminent, family-owned general merchandise store with more than 130 locations in a 13-state footprint.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

First Quarter 2024 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q1 2024	Q4 2023	Q1 2023
Net income (GAAP)	$110,258	$70,923	$92,437
Earnings per share - diluted (GAAP)	2.25	1.45	1.90

Operating pre-tax, pre-provision income (Non-GAAP)(i)	157,451	134,901	135,369
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)(i)	3.22	2.76	2.78

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	163,967	141,571	141,924
Operating pre-tax, pre-provision earnings per share - FTE - diluted (Non-GAAP)(i)	3.35	2.90	2.91

Net operating income (Non-GAAP)(i)	120,712	112,038	92,836
Operating earnings per share - diluted (Non-GAAP)(i)	2.47	2.29	1.91

GAAP
Return on average assets	1.06%	0.69%	0.97%
Return on average equity	14.11	9.52	13.76
Efficiency ratio	63.44	77.65	63.12

Non-GAAP(i)
Operating return on average assets	1.16%	1.10%	0.98%
Operating return on average equity	15.44	15.04	13.82
Operating efficiency ratio	60.04	63.06	62.98

(i)	See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2024	2023	2023	LQ	PY
Net interest income	$239,434	$230,522	$241,696	$8,912	$(2,262)
Noninterest income:
Trust and securities processing	69,478	66,584	62,359	2,894	7,119
Trading and investment banking	5,462	5,751	5,308	(289)	154
Service charges on deposit accounts	20,757	21,330	21,159	(573)	(402)
Insurance fees and commissions	283	238	274	45	9
Brokerage fees	13,160	13,439	13,676	(279)	(516)
Bankcard fees	21,968	18,672	18,172	3,296	3,796
Investment securities gains (losses), net	9,371	1,014	(5,324)	8,357	14,695
Other	18,765	13,226	14,576	5,539	4,189

Total noninterest income	$159,244	$140,254	$130,200	$18,990	$29,044

Total revenue	$398,678	$370,776	$371,896	$27,902	$26,782

Net interest income (FTE)	$245,950	$237,192	$248,251
Net interest margin (FTE)	2.48%	2.46%	2.76%
Total noninterest income as a % of total revenue	39.9	37.8	35.0

Net interest income

•

First quarter 2024 net interest income totaled $239.4 million, an increase of $8.9 million, or 3.9%, from the linked quarter, driven primarily by continued growth in average loans and higher levels of liquidity, $1.4 million in municipal bond hedge gain amortization, partially offset by higher interest expense.

•

Average earning assets increased $1.6 billion, or 4.1%, from the linked quarter, largely driven by an increase of $931.4 million in interest-bearing due from banks, an increase of $428.4 million in average securities, and an increase of $245.0 million in average loans.

•

Average interest-bearing liabilities increased $1.3 billion, or 4.9%, from the linked quarter, primarily driven by increases of $903.2 million in interest-bearing deposits and $501.4 million in federal funds and repurchase agreements, partially offset by a decrease of $102.8 million in borrowed funds. Average noninterest-bearing demand deposits decreased $52.3 million, or 0.5%, as compared to the linked quarter.

•

Net interest margin for the first quarter was 2.48%, an increase of two basis points from the linked quarter, driven by increased loan yields, the benefit of free funds, favorable impact of bond hedge gain amortization, and earning asset mix changes, partially offset by the increased cost of interest-bearing liabilities. The cost of interest-bearing liabilities increased eight basis points to 4.03%. Total cost of funds increased nine basis points from the linked quarter to 2.96%. Both average loan yields and earning asset yields increased 10 basis points from the linked quarter.

•

On a year-over-year basis, net interest income decreased $2.3 million, or 0.9%, driven by higher interest expense, primarily due to an unfavorable mix shift in the composition of liabilities and new deposit client acquisitions at prevailing market rates. This decrease was partially offset by a $2.1 billion, or 9.8%, increase in average loans as well as the benefit from higher short-term interest rates on loan pricing and yields.

•

Compared to the first quarter of 2023, average earning assets increased $3.4 billion, or 9.4%, largely driven by the increase in average loans noted above and an increase of $1.8 billion in interest-bearing due from banks, partially offset by a decrease of $244.7 million in federal funds sold and resell agreements.

•

Average deposits increased 6.2% compared to the first quarter of 2023. Average noninterest-bearing demand deposit balances decreased 15.5% compared to the first quarter of 2023, driven by migration to rate-bearing deposit categories, as expected in a higher interest rate environment. Average demand deposit balances comprised 30.0% of total deposits, compared to 31.0% in the linked quarter and 37.8% in the first quarter of 2023.

•

Average borrowed funds decreased $102.8 million as compared to the linked quarter and increased $983.1 million as compared to the first quarter of 2023, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve.

Noninterest income

•	First quarter 2024 noninterest income increased $19.0 million, or 13.5%, on a linked-quarter basis, largely due to:

•

$8.4 million in higher investment securities gains, primarily driven by a net $8.6 million gain on disposition of two of the company’s non-marketable securities. The company recognized a gain of $10.7 million and a loss of $2.1 million, respectively, on these two securities.

•

An increase of $5.8 million in other miscellaneous income, recorded in other income, related to a $4.0 million legal settlement and a $1.8 million gain on sale of land, both recorded during the first quarter of 2024.

•	An increase of $3.3 million in bankcard income primarily driven by higher interchange revenue and lower rebates and rewards expense as compared to the linked quarter.

•	Increases of $1.1 million in trust income, $1.0 million in fund services income, and $0.8 million in corporate trust income, all recorded in trust and securities processing.

•	These increases were partially offset by decreases of $0.8 million in derivative income, recorded in other income, and $0.6 million in service charges on deposits.

•	Compared to the prior year, noninterest income in the first quarter of 2024 increased $29.0 million, or 22.3%, primarily driven by:

•

An increase of $14.7 million in investment securities gains, primarily driven by a $10.7 million gain on disposition of one of the company’s non-marketable securities during the first quarter of 2024, coupled with the impairment loss on an available-for-sale subordinated debt security recorded in the prior year.

•

An increase of $5.7 million in other miscellaneous income, recorded in other income, related to a $4.0 million legal settlement and a $1.8 million gain on sale of land, both recorded during the first quarter of 2024.

•	Increases of $5.0 million in fund services income, $1.1 million in trust income, and $1.0 million in corporate trust income, all recorded in trust and securities processing.

•	An increase of $3.8 million in bankcard income primarily driven by higher interchange revenue and lower rebates and rewards expense as compared to the prior year.

•	These increases were partially offset by a decrease of $2.4 million in derivative income, recorded in other income.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2024	2023	2023	LQ	PY
Salaries and employee benefits	$143,006	$134,231	$142,498	$8,775	$508
Occupancy, net	12,270	12,296	12,177	(26)	93
Equipment	16,503	16,579	17,849	(76)	(1,346)
Supplies and services	3,301	5,546	3,875	(2,245)	(574)
Marketing and business development	6,025	6,659	5,335	(634)	690
Processing fees	27,936	27,271	23,240	665	4,696
Legal and consulting	7,894	8,424	7,285	(530)	609
Bankcard	10,567	8,677	7,133	1,890	3,434
Amortization of other intangible assets	1,960	2,048	2,298	(88)	(338)
Regulatory fees	19,395	59,183	5,551	(39,788)	13,844
Other	5,947	9,060	9,811	(3,113)	(3,864)

Total noninterest expense	$254,804	$289,974	$237,052	$(35,170)	$17,752

•

GAAP noninterest expense for the first quarter of 2024 was $254.8 million, a decrease of $35.2 million, or 12.1%, from the linked quarter and an increase of $17.8 million, or 7.5% from the first quarter of 2023. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $241.2 million for the first quarter of 2024, an increase of $5.4 million, or 2.3%, from the linked quarter and an increase of $4.7 million, or 2.0%, from the first quarter of 2023.

•	The linked-quarter decrease in GAAP noninterest expense was driven by:

•

A decrease of $39.8 million in regulatory fees expense, driven by the lower FDIC special assessment levied on banks to recoup the losses related to two of the bank failures in March 2023. The results for the first quarter of 2024 and the fourth quarter of 2023 include pre-tax expense of $13.0 million and $52.8 million, respectively, for the industry-wide FDIC special assessment.

•	A decrease of $2.2 million in supplies driven by purchases of computers during the linked quarter.

•	Decreases of $1.5 million in operational losses and $1.3 million in charitable contribution expense, both recorded in other expense.

•	These decreases were partially offset by a seasonal increase of $9.1 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter.

•	The year-over-year increase in GAAP noninterest expense was driven by:

•	An increase of $13.8 million in regulatory fees, primarily driven by the aforementioned $13.0 million FDIC special assessment recorded in the first quarter of 2024.

•	An increase of $4.7 million in processing fees expense due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.

•	An increase of $3.4 million in bankcard expense driven by higher administrative expenses and fraud losses.

•	These increases were partially offset by decreases of $3.5 million in operational losses, recorded in other expense, and $1.3 million in equipment expense, driven by reduced software expense.

Income taxes

•	The company’s effective tax rate was 17.6% for the three months ended March 31, 2024, compared to 17.2% for the same period in 2023.

Balance sheet

•	Average total assets for the first quarter of 2024 were $42.0 billion compared to $40.5 billion for the linked quarter and $38.5 billion for the same period in 2023.

Summary of average loans and leases - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2024	2023	2023	LQ	PY
Commercial and industrial	$9,942,457	$9,825,043	$9,287,319	$117,414	$655,138
Specialty lending	485,989	496,816	564,633	(10,827)	(78,644)
Commercial real estate	9,026,511	8,890,057	7,812,140	136,454	1,214,371
Consumer real estate	2,968,320	2,945,114	2,738,184	23,206	230,136
Consumer	154,062	153,791	136,571	271	17,491
Credit cards	489,546	495,502	453,704	(5,956)	35,842
Leases and other	287,158	302,740	279,049	(15,582)	8,109

Total loans	$23,354,043	$23,109,063	$21,271,600	$244,980	$2,082,443

•	Average loans for the first quarter of 2024 increased $245.0 million, or 1.1%, on a linked-quarter basis and $2.1 billion, or 9.8%, compared to the first quarter of 2023.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2024	2023	2023	LQ	PY
Securities available for sale:
U.S. Treasury	$1,127,611	$859,114	$783,170	$268,497	$344,441
U.S. Agencies	199,719	169,723	171,825	29,996	27,894
Mortgage-backed	3,595,619	3,466,152	3,938,137	129,467	(342,518)
State and political subdivisions	1,254,148	1,218,176	1,356,785	35,972	(102,637)
Corporates	341,142	345,634	364,854	(4,492)	(23,712)
Collateralized loan obligations	347,063	349,149	348,477	(2,086)	(1,414)

Total securities available for sale	$6,865,302	$6,407,948	$6,963,248	$457,354	$(97,946)

Securities held to maturity:
U.S. Agencies	$123,225	$123,195	$123,106	$30	$119
Mortgage-backed	2,707,780	2,756,528	2,934,113	(48,748)	(226,333)
State and political subdivisions	2,821,799	2,825,138	2,814,912	(3,339)	6,887

Total securities held to maturity	$5,652,804	$5,704,861	$5,872,131	$(52,057)	$(219,327)

Trading securities	$17,893	$16,880	$9,258	$1,013	$8,635
Other securities	478,805	456,758	359,238	22,047	119,567

Total securities	$13,014,804	$12,586,447	$13,203,875	$428,357	$(189,071)

•	Average total securities increased 3.4% on a linked-quarter basis and decreased 1.4% compared to the first quarter of 2023.

•

At March 31, 2024, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $665.9 million, or 9.2% of the $7.2 billion amortized cost balance. At March 31, 2024, the unrealized pre-tax net loss on the securities designated as held to maturity was $601.3 million, or 10.7% of the $5.6 billion amortized cost value.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2024	2023	2023	LQ	PY
Deposits:
Noninterest-bearing demand	$10,066,409	$10,118,748	$11,919,277	$(52,339)	$(1,852,868)
Interest-bearing demand and savings	20,701,659	19,457,878	18,427,662	1,243,781	2,273,997
Time deposits	2,758,064	3,098,636	1,215,506	(340,572)	1,542,558

Total deposits	$33,526,132	$32,675,262	$31,562,445	$850,870	$1,963,687

Noninterest bearing deposits as % of total	30.0%	31.0%	37.8%

•	Average deposits increased 2.6% on a linked-quarter basis and 6.2% compared to the first quarter of 2023.

•

As of March 31, 2024, total estimated uninsured deposits were $25.3 billion, or approximately 68.4% of total deposits. Estimated uninsured deposits, when adjusted to exclude affiliate (company-owned) and collateralized deposits, were $17.9 billion, and represented approximately 48.6% of total deposits. During the quarter, estimated adjusted uninsured deposits averaged $14.4 billion, or approximately 43.0% of total average deposits.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2024	December 31, 2023	March 31, 2023
Total equity	$3,152,816	$3,100,419	$2,814,659
Accumulated other comprehensive loss, net	(594,538)	(556,935)	(626,776)
Book value per common share	64.68	63.85	58.03
Tangible book value per common share (Non-GAAP)(i)	59.01	58.12	52.17

Regulatory capital:
Common equity Tier 1 capital	$3,503,837	$3,418,676	$3,196,111
Tier 1 capital	3,503,837	3,418,676	3,196,111
Total capital	4,115,097	4,014,910	3,776,407

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.09%	10.94%	10.57%
Tier 1 risk-based capital ratio	11.09	10.94	10.57
Total risk-based capital ratio	13.03	12.85	12.49
Tier 1 leverage ratio	8.39	8.49	8.35

(i)	See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•	At March 31, 2024, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2024	2023	2023	2023	2023
Net charge-offs (recoveries) - total loans	$3,017	$1,352	$4,618	$(139)	$4,643
Net loan charge-offs (recoveries) as a % of total average loans	0.05%	0.02%	0.08%	(0.00)%	0.09%
Loans over 90 days past due	$3,076	$3,111	$3,044	$10,675	$1,723
Loans over 90 days past due as a % of total loans	0.01%	0.01%	0.01%	0.05%	0.01%
Nonaccrual and restructured loans	$17,756	$13,212	$17,042	$19,347	$15,480
Nonaccrual and restructured loans as a % of total loans	0.08%	0.06%	0.07%	0.09%	0.07%
Provision for credit losses	$10,000	$—	$4,977	$13,000	$23,250

•

Provision for credit losses for the first quarter increased $10.0 million from the linked quarter and decreased $13.3 million from the first quarter of 2023. This quarter’s provision included approximately $6.7 million related to the purchase of $109.4 million in co-branded credit card receivables. Excluding this, the variances in provision expense were driven largely by changes in macro-economic variables and credit metrics in the current period as compared to the prior periods.

•

Net charge-offs for the first quarter totaled $3.0 million, or 0.05% of average loans, compared to $1.4 million, or 0.02% of average loans in the linked quarter, and $4.6 million, or 0.09% of average loans for the first quarter of 2023.

Dividend Declaration and Share Repurchase Authorization

At the company’s quarterly board meeting, the Board of Directors declared a $0.39 per share quarterly cash dividend, payable on July 1, 2024, to shareholders of record at the close of business on June 10, 2024.

The Board also approved the repurchase of up to 1,000,000 shares of the company’s common stock. Share repurchases may occur from time to time at any point until the regular meeting of the Board that immediately follows the 2025 annual meeting of the company’s shareholders. Shares acquired under the repurchase program may be available for reissuance or resale, including in connection with the company’s compensation plans and dividend reinvestment plan. Under the repurchase program, the company may acquire the shares from time to time in open market or privately negotiated transactions, at the discretion of management.

Conference Call

The company will host a call for the investment community on Monday, April 29, 2024, at 7:30 a.m. (CT). This call has been rescheduled from the previously announced date and time.

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 397231. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial Conference Call

A replay of the conference call may be heard through May 13, 2024, by calling (toll-free) 866-813-9403 or (international) 929-458-6194. The replay access code required for playback is 182605. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets

(operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2023, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2024	2023
ASSETS
Loans	$23,637,649	$21,812,972
Allowance for credit losses on loans	(226,159)	(210,509)

Net loans	23,411,490	21,602,463
Loans held for sale	4,415	1,422
Securities:
Available for sale	6,541,391	6,907,897
Held to maturity, net of allowance for credit losses	5,622,617	5,859,323
Trading securities	40,187	19,823
Other securities	473,434	416,337

Total securities	12,677,629	13,203,380
Federal funds sold and resell agreements	180,275	368,158
Interest-bearing due from banks	6,673,104	3,121,323
Cash and due from banks	356,963	472,248
Premises and equipment, net	231,918	260,623
Accrued income	221,447	181,586
Goodwill	207,385	207,385
Other intangibles, net	69,052	76,426
Other assets	1,309,697	1,112,176

Total assets	$45,343,375	$40,607,190

LIABILITIES
Deposits:
Noninterest-bearing demand	$13,251,090	$12,488,803
Interest-bearing demand and savings	21,018,911	16,760,603
Time deposits under $250,000	2,044,280	456,129
Time deposits of $250,000 or more	599,329	2,226,369

Total deposits	36,913,610	31,931,904
Federal funds purchased and repurchase agreements	2,225,474	2,160,808
Short-term debt	1,800,000	2,800,000
Long-term debt	383,742	381,796
Accrued expenses and taxes	374,888	207,633
Other liabilities	492,845	310,390

Total liabilities	42,190,559	37,792,531

SHAREHOLDERS’ EQUITY
Common stock	55,057	55,057
Capital surplus	1,127,806	1,120,877
Retained earnings	2,903,106	2,609,928
Accumulated other comprehensive loss, net	(594,538)	(626,776)
Treasury stock	(338,615)	(344,427)

Total shareholders’ equity	3,152,816	2,814,659

Total liabilities and shareholders’ equity	$45,343,375	$40,607,190

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended March 31,
	2024	2023
INTEREST INCOME
Loans	$385,566	$308,441
Securities:
Taxable interest	61,111	53,049
Tax-exempt interest	25,333	25,306

Total securities income	86,444	78,355
Federal funds and resell agreements	3,062	5,651
Interest-bearing due from banks	44,688	16,166
Trading securities	305	134

Total interest income	520,065	408,747

INTEREST EXPENSE
Deposits	223,875	127,899
Federal funds and repurchase agreements	27,662	23,302
Other	29,094	15,850

Total interest expense	280,631	167,051

Net interest income	239,434	241,696
Provision for credit losses	10,000	23,250

Net interest income after provision for credit losses	229,434	218,446

NONINTEREST INCOME
Trust and securities processing	69,478	62,359
Trading and investment banking	5,462	5,308
Service charges on deposit accounts	20,757	21,159
Insurance fees and commissions	283	274
Brokerage fees	13,160	13,676
Bankcard fees	21,968	18,172
Investment securities gains (losses), net	9,371	(5,324)
Other	18,765	14,576

Total noninterest income	159,244	130,200

NONINTEREST EXPENSE
Salaries and employee benefits	143,006	142,498
Occupancy, net	12,270	12,177
Equipment	16,503	17,849
Supplies and services	3,301	3,875
Marketing and business development	6,025	5,335
Processing fees	27,936	23,240
Legal and consulting	7,894	7,285
Bankcard	10,567	7,133
Amortization of other intangible assets	1,960	2,298
Regulatory fees	19,395	5,551
Other	5,947	9,811

Total noninterest expense	254,804	237,052

Income before income taxes	133,874	111,594
Income tax expense	23,616	19,157

NET INCOME	$110,258	$92,437

PER SHARE DATA
Net income – basic	$2.27	$1.91
Net income – diluted	2.25	1.90
Dividends	0.39	0.38
Weighted average shares outstanding – basic	48,663,515	48,435,016
Weighted average shares outstanding – diluted	48,920,863	48,746,562

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2024	2023
Net income	$110,258	$92,437
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(41,553)	93,657
Less: Reclassification adjustment for net (gains) losses included in net income	(139)	433
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	8,789	9,983

Change in unrealized gains and losses on debt securities	(32,903)	104,073
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(13,658)	(1,527)
Less: Reclassification adjustment for net gains included in net income	(3,660)	(2,561)

Change in unrealized gains and losses on derivative hedges	(17,318)	(4,088)
Other comprehensive (loss) income, before tax	(50,221)	99,985
Income tax benefit (expense)	12,618	(24,026)

Other comprehensive (loss) income	(37,603)	75,959

Comprehensive income	$72,655	$168,396

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income	—	—	92,437	75,959	—	168,396
Dividends ($0.38 per share)	—	—	(18,595)	—	—	(18,595)
Purchase of treasury stock	—	—	—	—	(7,902)	(7,902)
Issuances of equity awards, net of forfeitures	—	(9,764)	—	—	10,483	719
Recognition of equity-based compensation	—	4,516	—	—	—	4,516
Sale of treasury stock	—	71	—	—	56	127
Exercise of stock options	—	105	—	—	200	305

Balance - March 31, 2023	$55,057	$1,120,877	$2,609,928	$(626,776)	$(344,427)	$2,814,659

Balance - January 1, 2024	$55,057	$1,134,363	$2,810,824	$(556,935)	$(342,890)	$3,100,419
Total comprehensive income (loss)	—	—	110,258	(37,603)	—	72,655
Dividends ($0.39 per share)	—	—	(17,976)	—	—	(17,976)
Purchase of treasury stock	—	—	—	—	(7,537)	(7,537)
Issuances of equity awards, net of forfeitures	—	(10,964)	—	—	11,667	703
Recognition of equity-based compensation	—	4,271	—	—	—	4,271
Sale of treasury stock	—	70	—	—	60	130
Exercise of stock options	—	66	—	—	85	151

Balance - March 31, 2024	$55,057	$1,127,806	$2,903,106	$(594,538)	$(338,615)	$3,152,816

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis) (unaudited, dollars in thousands)

	Three Months Ended March 31,
	2024		2023
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$23,354,043	6.64%	$21,271,600	5.88%
Securities:
Taxable	9,264,789	2.65	9,349,351	2.30
Tax-exempt	3,732,122	3.42	3,845,266	3.35

Total securities	12,996,911	2.87	13,194,617	2.61
Federal funds and resell agreements	206,443	5.97	451,188	5.08
Interest bearing due from banks	3,304,142	5.44	1,533,704	4.27
Trading securities	17,893	7.33	9,258	6.31

Total earning assets	39,879,432	5.31	36,460,367	4.62
Allowance for credit losses	(222,116)		(196,128)
Other assets	2,360,092		2,239,140

Total assets	$42,017,408		$38,503,379

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$23,459,723	3.84%	$19,643,168	2.64%
Federal funds and repurchase agreements	2,384,754	4.67	2,461,942	3.84
Borrowed funds	2,183,494	5.36	1,200,346	5.36

Total interest-bearing liabilities	28,027,971	4.03	23,305,456	2.91
Noninterest-bearing demand deposits	10,066,409		11,919,277
Other liabilities	779,510		554,211
Shareholders’ equity	3,143,518		2,724,435

Total liabilities and shareholders’ equity	$42,017,408		$38,503,379

Net interest spread		1.28%		1.71%
Net interest margin		2.48		2.76

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended March 31, 2024
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$157,247	$49,860	$32,327	$239,434
Provision for credit losses	7,520	479	2,001	10,000
Noninterest income	42,966	92,716	23,562	159,244
Noninterest expense	92,420	100,376	62,008	254,804

Income (loss) before taxes	100,273	41,721	(8,120)	133,874
Income tax expense (benefit)	17,223	7,656	(1,263)	23,616

Net income (loss)	$83,050	$34,065	$(6,857)	$110,258

	Three Months Ended March 31, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$151,027	$55,085	35,584	$241,696
Provision for credit losses	21,045	96	2,109	23,250
Noninterest income	22,902	84,238	23,060	130,200
Noninterest expense	84,002	89,372	63,678	237,052

Income (loss) before taxes	68,882	49,855	(7,143)	111,594
Income tax expense (benefit)	11,646	8,504	(993)	19,157

Net income (loss)	$57,236	$41,351	$(6,150)	$92,437

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2024.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2024	2023
Net income (GAAP)	$110,258	$92,437
Adjustments:
Acquisition expense	431	39
Severance expense	146	486
FDIC special assessment	13,000	—
Tax-impact of adjustments (i)	(3,123)	(126)

Total Non-GAAP adjustments (net of tax)	10,454	399

Net operating income (Non-GAAP)	$120,712	$92,836

Earnings per share - diluted (GAAP)	$2.25	$1.90
Acquisition expense	0.01	—
Severance expense	—	0.01
FDIC special assessment	0.27	—
Tax-impact of adjustments (i)	(0.06)	—

Operating earnings per share - diluted (Non-GAAP)	$2.47	$1.91

GAAP
Return on average assets	1.06%	0.97%
Return on average equity	14.11	13.76

Non-GAAP
Operating return on average assets	1.16%	0.98%
Operating return on average equity	15.44	13.82

(i) Calculated using the company’s marginal tax rate of 23.0% for 2024 and 24.0% for 2023.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Noninterest expense	$254,804	$237,052
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	431	39
Severance expense	146	486
FDIC special assessment	13,000	—

Total Non-GAAP adjustments (pre-tax)	13,577	525

Operating noninterest expense (Non-GAAP)	$241,227	$236,527

Noninterest expense	$254,804	$237,052
Less: Amortization of other intangibles	1,960	2,298

Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$252,844	$234,754

Operating noninterest expense	$241,227	$236,527
Less: Amortization of other intangibles	1,960	2,298

Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$239,267	$234,229

Net interest income	$239,434	$241,696
Noninterest income	159,244	130,200
Less: Gains (losses) on sales of securities available for sale, net	139	(2)

Total Non-GAAP Revenue (denominator A)	$398,539	$371,898

Efficiency ratio (numerator A/denominator A)	63.44%	63.12%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	60.04	62.98

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2024	2023
Net interest income (GAAP)	$239,434	$241,696
Noninterest income (GAAP)	159,244	130,200
Noninterest expense (GAAP)	254,804	237,052
Adjustments to arrive at operating noninterest expense:
Acquisition expense	431	39
Severance expense	146	486
FDIC special assessment	13,000	—

Total Non-GAAP adjustments	13,577	525

Operating noninterest expense (Non-GAAP)	241,227	236,527

Operating pre-tax, pre-provision income (Non-GAAP)	$157,451	$135,369

Net interest income earnings per share - diluted (GAAP)	$4.89	$4.96
Noninterest income (GAAP)	3.26	2.67
Noninterest expense (GAAP)	5.21	4.86
Acquisition expense	0.01	—
Severance expense	—	0.01
FDIC special assessment	0.27	—

Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$3.22	$2.78

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2024	2023
Net interest income (GAAP)	$239,434	$241,696
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,516	6,555

Net interest income - FTE (Non-GAAP)	245,950	248,251

Noninterest income (GAAP)	159,244	130,200
Noninterest expense (GAAP)	254,804	237,052
Adjustments to arrive at operating noninterest expense:
Acquisition expense	431	39
Severance expense	146	486
FDIC special assessment	13,000	—

Total Non-GAAP adjustments	13,577	525

Operating noninterest expense (Non-GAAP)	241,227	236,527

Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$163,967	$141,924

Net interest income earnings per share - diluted (GAAP)	$4.89	$4.96
Tax equivalent interest	0.13	0.13

Net interest income - FTE (Non-GAAP)	5.02	5.09

Noninterest income (GAAP)	3.26	2.67
Noninterest expense (GAAP)	5.21	4.86
Acquisition expense	0.01	—
Severance expense	—	0.01
FDIC special assessment	0.27	—

Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$3.35	$2.91

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	As of March 31,
	2024	2023
Total shareholders’ equity (GAAP)	$3,152,816	$2,814,659
Less: Intangible assets
Goodwill	207,385	207,385
Other intangibles, net	69,052	76,426

Total intangibles, net	276,437	283,811

Total tangible shareholders’ equity (Non-GAAP)	$2,876,379	$2,530,848

Total shares outstanding	48,743,348	48,507,116
Ratio of total shareholders’ equity (book value) per share	$64.68	$58.03
Ratio of total tangible shareholders’ equity (tangible book value) per share (Non-GAAP)	59.01	52.17